Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Reaffirms 2019 Guidance and its 7% to 9% Average Annual Growth Target Through 2022

Q1 2019 Strategic Highlights

•	On track to attain investment grade credit ratings in 2020

•	Signed long-term contracts for 494 MW of renewable capacity, increasing backlog to 6.2 GW

•	Signed a 12-year agreement to sell up to 18 TBTU of LNG annually in the Caribbean, beginning in 2020

•	Announcing $100 million incremental annual run rate cost savings target, to be realized by 2022 from digital initiatives

•	Agreed to sell the Company's interests in its businesses in Jordan and Northern Ireland for $211 million

Q1 2019 Financial Highlights

•	Diluted EPS of $0.23, compared to $1.03 in Q1 2018, which included a gain on the sale of Masinloc in the Philippines

•	Adjusted EPS of $0.28, compared to $0.28 in Q1 2018[1]

•	Reaffirming 2019 guidance and 7% to 9% average annual growth target for Adjusted EPS and Parent Free Cash Flow through 2022[1]

ARLINGTON, Va., May 7, 2019 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended March 31, 2019.

"We continue to execute on our strategic plan: de-risking our portfolio; growing our LNG and renewables businesses; and becoming a technology leader," said Andrés Gluski, AES President and Chief Executive Officer. "We agreed to sell our assets in Jordan and Northern Ireland, which will reduce our footprint to 13 countries. We also signed a long-term LNG tolling agreement for up to 18 TBTU annually and grew our backlog of mostly renewable projects to 6.2 GW. Today, we are announcing a target of an additional $100 million in annual cost savings by 2022 from our digital initiatives that are currently underway."

"With our first quarter 2019 performance in line with our expectations, we are off to a solid start to deliver on our full year 2019 guidance and our 7% to 9% average annual growth target through 2022," said Gustavo Pimenta, AES Executive Vice President and Chief Financial Officer. "Our strong and growing cash flow, combined with our significant debt reduction in 2018, keep us on track to attain investment grade ratings by 2020."

Key Q1 2019 Financial Results

First quarter 2019 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.23, a decrease of $0.80 compared to first quarter 2018, primarily reflecting the $0.94 net gain on the sale of Masinloc in the Philippines in 2018, partially offset by the $0.18 net loss on extinguishment of debt in 2018.

First quarter 2019 Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) was $0.28, which was unchanged compared to first quarter 2018, primarily reflecting the impact of asset sales and dispositions in the Eurasia and US and Utilities Strategic Business Units (SBU), partially offset by lower Parent interest and a lower effective tax rate.

Detailed Strategic Highlights

•	As of March 31, 2019, the Company's backlog of 6,225 MW includes:

◦	3,845 MW under construction and expected on-line through 2021; and

◦	2,380 MW of renewables signed under long-term Power Purchase Agreements (PPAs), including 494 MW signed in year-to-date 2019:

▪	219 MW of solar plus storage at AES Distributed Energy (AES DE) with utilities and commercial and industrial customers in the U.S.

▪	175 MW of solar at sPower with a utility in the U.S.

▪	100 MW of energy storage with a utility in the U.S.

•	In March and April, the Company agreed to sell its interests in its businesses in Jordan and Northern Ireland for $211 million

◦	Once these transactions close, which is expected later this year, the Company will have operations in 13 countries, down from 28 in 2011

•
The Company is announcing a $100 million incremental annual run rate cost savings target, to be realized by 2022 from digital initiatives, including utilizing data and technology for maintenance, outage prevention, inspection and procurement

Guidance and Expectations1

The Company reaffirms its 2019 Adjusted EPS guidance of $1.28 to $1.40 and its average annual growth rate target of 7% to 9% through 2022. Growth in 2019 will be primarily driven by contributions from new businesses, cost savings and lower Parent interest.

The Company also reaffirms its 2019 Parent Free Cash Flow expectation of $700 million to $750 million and its average annual growth rate target of 7% to 9% through 2022.

[1]
Adjusted EPS and Parent Free Cash Flow are non-GAAP financial measures. See attached "Non-GAAP Measures" for definition of Adjusted EPS and see below for definition of Parent Free Cash Flow. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance or its Parent Free Cash Flow expectation without unreasonable effort. See "Non-GAAP measures" for a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2019.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contributions, as well as reconciliations to the most comparable GAAP financial measures.

Parent Free Cash Flow should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Parent Free Cash Flow is equal to Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company. Parent Free Cash Flow is used for dividends, share repurchases, growth investments, recourse debt repayments, and other uses by the Parent Company.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Tuesday, May 7, 2019 at 9:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 1733093. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company. We provide affordable, sustainable energy to 15 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce is committed to operational excellence and meeting the world’s changing power needs.  Our 2018 revenues were $11 billion and we own and manage $33 billion in total assets.  To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks,

uncertainties and other factors. Important factors that could affect actual results are discussed in AES’
filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2018
Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2018 Annual Report on Form 10-K filed
February 27, 2019 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington,
Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.
#

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions, except per share amounts)
Revenue:
Regulated	$785	$722
Non-Regulated	1,865	2,018
Total revenue	2,650	2,740
Cost of Sales:
Regulated	(635)	(601)
Non-Regulated	(1,429)	(1,483)
Total cost of sales	(2,064)	(2,084)
Operating margin	586	656
General and administrative expenses	(46)	(56)
Interest expense	(265)	(281)
Interest income	79	76
Loss on extinguishment of debt	(10)	(170)
Other expense	(12)	(9)
Other income	30	13
Gain (loss) on disposal and sale of business interests	(4)	788
Foreign currency transaction losses	(4)	(19)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	354	998
Income tax expense	(115)	(231)
Net equity in earnings (losses) of affiliates	(6)	11
INCOME FROM CONTINUING OPERATIONS	233	778
Loss from operations of discontinued businesses	—	(1)
NET INCOME	233	777
Less: Income from continuing operations attributable to noncontrolling interests and redeemable stock of subsidiaries	(79)	(93)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$154	$684
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$154	$685
Loss from discontinued operations, net of tax	—	(1)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$154	$684
BASIC EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.23	$1.04
DILUTED EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.23	$1.03
DILUTED SHARES OUTSTANDING	667	663

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended March 31,
(in millions)	2019	2018
REVENUE
US and Utilities SBU	$1,019	$1,027
South America SBU	845	895
MCAC SBU	450	408
Eurasia SBU	339	419
Corporate and Other	9	9
Eliminations	(12)	(18)
Total Revenue	$2,650	$2,740

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2019	December 31, 2018
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,426	$1,166
Restricted cash	519	370
Short-term investments	378	313
Accounts receivable, net of allowance for doubtful accounts of $23 and $23, respectively	1,564	1,595
Inventory	579	577
Prepaid expenses	111	130
Other current assets	703	807
Current held-for-sale assets	575	57
Total current assets	5,855	5,015
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	450	449
Electric generation, distribution assets and other	24,844	25,242
Accumulated depreciation	(8,273)	(8,227)
Construction in progress	4,207	3,932
Property, plant and equipment, net	21,228	21,396
Other Assets:
Investments in and advances to affiliates	1,147	1,114
Debt service reserves and other deposits	430	467
Goodwill	1,059	1,059
Other intangible assets, net of accumulated amortization of $467 and $457, respectively	467	436
Deferred income taxes	108	97
Loan receivable	1,406	1,423
Other noncurrent assets	1,771	1,514
Total other assets	6,388	6,110
TOTAL ASSETS	$33,471	$32,521
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,224	$1,329
Accrued interest	265	191
Accrued non-income taxes	271	250
Accrued and other liabilities	914	962
Non-recourse debt, including $338 and $479, respectively, related to variable interest entities	1,265	1,659
Current held-for-sale liabilities	418	8
Total current liabilities	4,357	4,399
NONCURRENT LIABILITIES
Recourse debt	3,895	3,650
Non-recourse debt, including $3,077 and $2,922 respectively, related to variable interest entities	14,550	13,986
Deferred income taxes	1,302	1,280
Other noncurrent liabilities	2,828	2,723
Total noncurrent liabilities	22,575	21,639
Commitments and Contingencies
Redeemable stock of subsidiaries	890	879
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 817,593,854 issued and 663,694,956 outstanding at March 31, 2019 and 817,203,691 issued and 662,298,096 outstanding at December 31, 2018)	8	8
Additional paid-in capital	8,039	8,154
Accumulated deficit	(839)	(1,005)
Accumulated other comprehensive loss	(2,107)	(2,071)
Treasury stock, at cost (153,898,898 and 154,905,595 shares at March 31, 2019 and December 31, 2018, respectively)	(1,867)	(1,878)
Total AES Corporation stockholders’ equity	3,234	3,208
NONCONTROLLING INTERESTS	2,415	2,396
Total equity	5,649	5,604
TOTAL LIABILITIES AND EQUITY	$33,471	$32,521

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions)
OPERATING ACTIVITIES:
Net income	$233	$777
Adjustments to net income:
Depreciation and amortization	246	254
Loss (gain) on disposal and sale of business interests	4	(788)
Deferred income taxes	62	180
Loss on extinguishment of debt	10	170
Loss on sale and disposal of assets	7	2
Other	99	72
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	9	(39)
(Increase) decrease in inventory	(18)	(16)
(Increase) decrease in prepaid expenses and other current assets	47	(33)
(Increase) decrease in other assets	2	19
Increase (decrease) in accounts payable and other current liabilities	25	(66)
Increase (decrease) in income tax payables, net and other tax payables	(35)	—
Increase (decrease) in other liabilities	(1)	(17)
Net cash provided by operating activities	690	515
INVESTING ACTIVITIES:
Capital expenditures	(504)	(495)
Proceeds from the sale of business interests, net of cash and restricted cash sold	—	1,180
Sale of short-term investments	150	149
Purchase of short-term investments	(220)	(345)
Contributions to equity affiliates	(90)	(44)
Other investing	1	(29)
Net cash provided by (used in) investing activities	(663)	416
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	504	881
Repayments under the revolving credit facilities	(274)	(783)
Issuance of recourse debt	—	1,000
Repayments of recourse debt	(1)	(1,774)
Issuance of non-recourse debt	866	757
Repayments of non-recourse debt	(428)	(510)
Payments for financing fees	(4)	(14)
Distributions to noncontrolling interests	(50)	(17)
Contributions from noncontrolling interests and redeemable security holders	10	11
Dividends paid on AES common stock	(90)	(86)
Payments for financed capital expenditures	(96)	(89)
Other financing	(35)	(6)
Net cash provided by (used in) financing activities	402	(630)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	5
(Increase) decrease in cash, cash equivalents and restricted cash of discontinued operations and held-for-sale businesses	(53)	74
Total increase in cash, cash equivalents and restricted cash	372	380
Cash, cash equivalents and restricted cash, beginning	2,003	1,788
Cash, cash equivalents and restricted cash, ending	$2,375	$2,168
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$169	$207
Cash payments for income taxes, net of refunds	65	71
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Non-cash contributions of assets and liabilities for the Fluence transaction	—	20
Dividends declared but not yet paid	91	86

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES

(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests, retire debt or implement restructuring activities, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$154	$0.23	$685	$1.03
Add: Income tax expense from continuing operations attributable to AES	85		198
Pre-tax contribution	$239		$883
Adjustments
Unrealized derivative and equity securities losses	$3	$0.01	$12	$0.02
Unrealized foreign currency losses (gains)	11	0.02	(3)	—
Disposition/acquisition losses (gains)	9	0.01	(778)	(1.17)	(2)
Impairment expense	2	—	—	—
Loss on extinguishment of debt	8	0.01	171	0.26	(3)
Restructuring costs	—	—	3	—
U.S. Tax Law Reform Impact		0.01		—
Less: Net income tax expense (benefit)		(0.01)		0.14	(4)
Adjusted PTC and Adjusted EPS	$272	$0.28	$288	$0.28
_____________________________

(1)	NCI is defined as Noncontrolling Interests.

(2)	Amount primarily relates to gain on sale of Masinloc of $777 million, or $1.17 per share.

(3)	Amount primarily relates to loss on early retirement of debt at the Parent Company of $169 million, or $0.26 per share.

(4)
Amount primarily relates to the income tax expense under the GILTI provision associated with gain on sale of Masinloc of $155 million, or $0.23 per share, partially offset by income tax benefits associated with the loss on early retirement of debt at the Parent Company of $53 million, or $0.08 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$1,035	$1,186	$1,255	$1,240
Returns of capital distributions to Parent & QHCs	—	—	(67)	(65)
Total subsidiary distributions & returns of capital to Parent	$1,035	$1,186	$1,188	$1,175
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$200	$390	$175	$270
Returns of capital distributions to Parent & QHCs	—	—	—	—
Total subsidiary distributions & returns of capital to Parent	$200	$390	$175	$270
Parent Company Liquidity (2)
(in millions)	Balance at
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (3)	$34	$24	$43	$151
Availability under credit facilities	775	1,022	1,042	687
Ending liquidity	$809	$1,046	$1,085	$838

(1)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)
Parent Company Liquidity is defined as cash at the Parent Company plus available borrowings under existing credit facility plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.

(3)
The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.